Exhibit 10.1

SECOND AMENDMENT TO
WARRANT PURCHASE AGREEMENT AND
STOCK PURCHASE WARRANT

This Second Amendment, effective as of November 29, 2006, amends the terms of the Warrant Purchase Agreement by and between Streicher Mobile Fueling, Inc., a Florida corporation (the “Company”), and the undersigned Purchasers dated June 30, 2006 (the “Agreement”) and of the Stock Purchase Warrants issued in connection with the Agreement (the “Warrants”).

WITNESSETH:

WHEREAS, the Company and the Purchasers entered into the Agreement pursuant to which the Warrants were issued to the Purchasers, and the Warrants by their terms expire on September 28, 2006, unless sooner exercised (the “Exercise Period”); and

WHEREAS, the Company and the Purchasers by an Amendment to Warrant Purchase Agreement and Stock Purchase Warrant dated September 28, 2006 extended the Exercise Period for the Warrants to November 30, 2006 and correspondingly extended the suspension of the Company’s obligation to make principal payments on the Notes (as that term is defined in the Agreement); and

WHEREAS, the Company and the Purchasers wish now to further extend the Exercise Period for the Warrants to January 15, 2007 and to correspondingly extend the suspension of the Company’s obligation to make principal payments on the Notes (as that term is defined in the Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Warrants and the Agreement and hereinafter set forth, the parties hereto hereby alter, modify and amend the Warrants and the Agreement as follows.

1.    The Exercise Period for each of the Warrants is hereby extended to January 15, 2007.

2.    If and to the extent that the Warrants are not exercised and expire, the suspended principal payments for the January Notes (as that term is defined in the Agreement) will be paid at the time of the next scheduled principal payments on January 24, 2007 and the suspended principal payments for the August Notes (as that term is defined in the Agreement) will be paid at the time of the next scheduled principal payments on February 28, 2007.

3.    Except as expressly stated in this Amendment, the terms and conditions of the Warrants and the Agreement shall remain in all respects unchanged.

IN WITNESS WHEREOF, the parties hereto have caused these Amendments to be duly executed as of the date first above set forth.

THE COMPANY:

STREICHER MOBILE FUELING, INC.

By:	/s/ Richard E. Gathright
Richard E. Gathright, President and CEO

PURCHASERS:

TRIAGE CAPITAL MANAGEMENT, L.P.

By:	/s/ Leon Frenkel
Name:	Leon Frenkel
Title:	Senior Manager

TRIAGE CAPITAL MANAGEMENT B, L.P.

By:	/s/ Leon Frenkel
Name:	Leon Frenkel
Title:	Senior Manager

[Signatures to that certain Second Amendment to Warrant Purchase Agreement and Stock Purchase Warrant effective as of November 29, 2006]